Exhibit 10.33

Amendment Number One to
Outsourcing Agreement

This Amendment Number One to Outsourcing Agreement (“Amendment”) is entered into as of this 12th day of December 2003 by and between Creditek MediFinancial, Inc., a Delaware corporation (“OUTSOURCER”), and dj Orthopedics, LLC, a Delaware limited liability company (“CLIENT”).

Whereas, the parties have previously entered into that certain Outsourcing Agreement dated as of December 30, 2002 (the “Original Agreement”) relating to the provision of outsourcing services by OUTSOURCER to CLIENT;

Whereas, the parties desire to set forth in this Amendment certain changes and modifications to the Original Agreement;

Now, therefore, the parties hereby agree to amend the Original Agreement in the following manner.  Capitalized terms used herein and not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

1.                                      Section 1.2

Section 1.2 of the Original Agreement is hereby amended to provide in the list of Exhibits after Exhibit D the following:  “Exhibit E                                                 [Intentionally omitted]”.

2.                                      Section 2.1

The first sentence of Section 2.1 is hereby amended in its entirety to read as follows:  “The term of this Agreement (the “Term”) shall be from the Agreement Date through December 31, 2006 (hereinafter, the “Expiration Date”), unless terminated pursuant to Article XVII”.

The following sentence shall be added as a new third sentence to Section 2.1:  “At the request of CLIENT made on or before November 30, 2004, OUTSOURCER agrees to engage in good faith renegotiation of such of the terms of the Agreement as are indicated in the request of CLIENT.”

3                                         Section 2.2

The third sentence of Section 2.2 is hereby amended in its entirety to read as follows:  “Thereafter, commencing effective as of October 1, 2003, OUTSOURCER shall bill CLIENT on the 5th day of each month for the Services rendered the prior month under the Agreement, as set forth in Article XII.”

4.                                      Section 3.4b

Paragraph (b) of Section 3.4 is hereby amended in its entirety as follows:  “(b) Effective on November 17, 2003, OUTSOURCER shall transfer to the employment of CLIENT, and CLIENT shall thereafter employ, the CLIENT Service Location staff performing OfficeCare services. OUTSOURCER shall maintain operations at the CLIENT Service Location until the transfer of employees is completed.”

5.                                      Section 3.12

Section 3.12 shall be amended by adding the following new paragraph at the end thereof:  “Each month, OUTSOURCER shall

1)              Provide CLIENT with a project profit and loss statement for the preceding month and cumulative for the calendar year,

2)              The monthly profit and loss statement shall include detailed headcount and cost breakdown information for the preceding month.

3)              The monthly profit and loss statement shall be provided to CLIENT by the 30th day of the following month

4)              OUTSOURCER shall also provide CLIENT quarterly with a forecast of anticipated revenues and expenses covering the immediate next three-month period

5)              The above shall be presented to CLIENT no later than the 15th day  of the month immediately preceding the respective quarter.

6)              OUTSOURCER shall further provide CLIENT every six months a profit and loss statement, balance sheet, and cash flow statement reflecting OUTSOURCER’s  entire operations.  The first such set of statements will be provided for the month ended December 31, 2003 and include the previous 12 months.  OUTSOURCER shall further supply CLIENT with audited financial statements once per year .

6.                                      Section 4.3

Section 4.3 is hereby amended by adding a new paragraph (d) as follows:

“(d) Rehired Employees.

(i) Effective as of October 10, 2003 (the Insurance Transfer Date), all OUTSOURCER employees assigned to the Insurance/Custom Brace group at the CLIENT’s Vista Service Location will become CLIENT employees. Effective on November 17, 2003 (the OfficeCare Transfer Date), all OUTSOURCER staff assigned to the OfficeCare group at the CLIENT’s Vista Service Location will become CLIENT employees (collectively the “Rehired Employees”).

(ii) CLIENT shall offer employment on the above dates to the Rehired Employees.  Such offers of employment shall provide for compensation and benefits consistent with the compensation and benefits in effect for such employees immediately preceding the Insurance and OfficeCare Transfer Dates, giving effect to the level of seniority with OUTSOURCER of such Rehired Employees immediately preceding their respective Transfer Dates.

(iii) Nothing contained herein shall be deemed to create an employment contract between CLIENT and any Rehired Employee or to cause any Rehired Employee to be treated as other than an at will employee of CLIENT after the Transfer Date.  CLIENT shall not be obligated or deemed to employ any Rehired Employee who does not execute CLIENT’s standard offer letter for similarly situated employees.

(iv) OUTSOURCER shall be responsible, and CLIENT shall have no liability, for any accrued wages, severance pay, sick leave or any other benefits, or benefits under any of OUTSOURCER’s benefits plans, or any other liability or claim of any type or nature arising from or on account of OUTSOURCER’s employment of, or termination of employment of, the Rehired Employees on or prior to the Transfer Dates.  CLIENT shall not assume or be responsible for liabilities for unpaid, accrued (and unused) vacation and bonuses of Rehired Employees as of the Transfer Dates.”

7.                                      Section 6.1

Section 6.1 is amended by adding the following sentence to the end thereof:  “The parties agree that Ms. Lise Goldstein shall be the OUTSOURCER Contract Executive through at least December 31, 2004 and that Mr. Chris Chinni shall be the backup OUTSOURCER Contract Executive during the Term.”

8.                                      Section 6.2 (b)

Section 6.2(b) is hereby deleted in its entirety and replaced by the following section:

“(b) Dedicated Staff.  OUTSOURCER will provide CLIENT the services of the following individuals (or their functional equivalents in the event any of them leaves Creditek’s employment) whose dedication to the project shall be:

•                  Isabel Burghardt 2004=100%, 2005=50%

•                  Roger Lin 2004=100%, 2005=50%

•                  Steve Fulton 2004=75%, 2005=50%

•                  The combined efforts of Scott DeMarzio, Grace Lu, Ed Dwyer and Lisa Graham (or their functional equivalents) shall be equal to that of one full time equivalent person working 100% on the Services during 2004.

OUTSOURCER shall provide to CLIENT detailed timesheets for the above individuals (or their functional equivalents) at the time of the monthly invoice and charge to CLIENT the actual hours incurred.

CLIENT and OUTSOURCER shall, from time to time, evaluate the need to maintain or to change the level of dedication of the above staff

OUTSOURCER will continue to provide the services of Brian McCann as On-Site Manager at CLIENT Service Location through December 4, 2003 or earlier if requested by CLIENT.”

9.                                      Section 6.5

Section 6.5 is hereby amended by adding a new paragraph (c) as follows:

“(c) Effective as of October 1, 2003, OUTSOURCER shall, from that date forward and for the balance of the Term of the Agreement, cease paying CLIENT the Lease Rate described above and previously set forth on former Exhibit E.”

10.                               Section 12.1

Section 12.1 is hereby amended in its entirety to read as follows:  “Effective as of October 1, 2003 and continuing throughout the Term of the Agreement, OUTSOURCER shall issue an invoice to CLIENT on the 5th day of each month for the Fees due for the prior month. The Fees shall be due and payable to OUTSOURCER by check, wire funds transfer or other electronic means acceptable to OUTSOURCER to an account specified by OUTSOURCER within 30 days.”

11.                               Section 17.1

Section 17.1, paragraph (a)(i), is hereby amended by replacing the phrase “90 days” with the phrase “120 days”.

Section 17.1, paragraph (a)(ii), is hereby amended by replacing the phrase “180 days” with the phrase “270 days”.

12.                               Section 17.2

Section 17.2 is hereby amended in its entirety to read as follows:

“(a) If this Agreement is terminated for convenience by CLIENT as set forth in 17.1(a)(i) on or prior to February 28, 2006, then CLIENT shall pay to OUTSOURCER in immediately available funds the unamortized fixed costs based on the monthly amortization schedule set forth on Exhibit I.

“(b) If this Agreement is terminated for convenience by OUTSOURCER as set forth in 17.1(a)(ii) prior to December 31, 2006, OUTSOURCER shall  pay to CLIENT in immediately available funds the amount equal to the greater of Four Hundred Thousand Dollars ($400,000.00) or two hundred percent (200%) of the average monthly Fees paid to OUTSOURCER hereunder during the period that is the shorter of (i) the 12 months immediately preceding the date of OUTSOURCER’s notice of termination (the “Notice Date”) or (ii) the period between the Effective Date and the Notice Date.”

13.                               Exhibit A, Section A

Section A of Exhibit A to the Agreement is hereby amended as follows:

The first sentence following the title of Section A is hereby amended to read in its entirety as follows:  “The following are Required Services to be performed after the Effective Date:”

14.                               Exhibit A, Section B, Part III

Item 1 and all subparts thereof are hereby deleted.

Items 2-5 are hereby amended to read in their entirety as follows:

“2)        Order Entry:

a)                                      The following are CLIENT’s responsibilities regarding entry of Orders on Outsourcer’s Systems:

i)                 Reviewing the PPA prior to entering the data and, to the extent possible, identifying missing, incomplete or incorrect information.

ii)              Implementing a process to communicate with Physician Practices and/or CLIENT’s Agents to obtain missing and/or correct the information necessary to bill for the services provided to Patients.

iii)           Entering the content of the PPA forms into the Systems.

iv)          Organizing and passing PPA forms to CLIENT’s imaging department for timely imaging.

3)        Verification of insurance coverage:

a)                                      As required by the Third Party Payer and based on the type of and charge for the supply provided to Patients, CLIENT shall contact the Third Party Payer to ascertain whether the Patient is covered for the OfficeCare and Insurance Business DME products they have or shall receive, as well as the Patient’s and Third Party Payer’s financial responsibilities.

b)                                     Required verification of insurance coverage shall occur within 48 hours after an Order is entered on the System.

4)                                                        Pre-Authorization of insurance coverage:

a)                                      As required by its managed care agreements, CLIENT will obtain insurance Pre-Authorization for OfficeCare products that have already been dispensed to Patients by Physician Offices. In those instances where the Pre-Authorization is denied by the Third Party Payer, OUTSOURCER will seek payment from Patient.

b)                                     For all Insurance Business products, CLIENT shall get prior approval from the Patient’s Third Party Payer prior to the supply being delivered to the Patient. If the service is denied, CLIENT intends to deliver Insurance Business supplies only after payment for the service is received from Patient.

5)                                                        Billing:

a)                                      For the Insurance Business only, CLIENT shall be responsible for submitting the initial hard copy (paper) bill to Third Party Payers that do not accept electronic billing. OUTSOURCER shall be responsible for submitting all electronic bills for Insurance and OfficeCare business. OUTSOURCER  shall be responsible for rebilling all Third Part Payers and/or Patients, for all Accounts, whether these happen electronically or on paper. OUTSOURCER shall submit all OfficeCare invoices to carriers that do not accept electronic billing.

b)                                     Except as stated on Exhibit A, Section B, Part III, Item 5a, OUTSOURCER shall invoice the appropriate Third Party Payers and/or Patients on CLIENT’s behalf in accordance with payer specific requirements, including any additional required documentation.”

Item 18 of Part III of Section B of Exhibit A is hereby deleted in its entirety and the items thereafter are renumbered accordingly.

Item 20 of Part III of Section B of Exhibit A is hereby deleted in its entirety and the items thereafter are renumbered accordingly.

Item 21 of Part III of Section B of Exhibit A is hereby amended to add the following paragraphs:

“b). Certify/Register Program.  CLIENT shall pay directly to supplier all cost associated with the certifying and registering of paper claims mailed to insurance companies by OUTSOURCER.

c). Patient Product Agreements (PPA’s).  CLIENT will pay directly to supplier all costs to print, store and distribute PPA’s to customers.

d). Bank Charges. Effective as of October 1, 2003, CLIENT shall pay directly to supplier all costs related to PNC Bank (or its replacement).”

15.                               Exhibit B, Section A

Section A of Exhibit B is hereby amended by deleting Items 1(c)(vi) and 1(d) in their entirety.

16.                               Exhibit B, Section C

Items 1a and 1b of Section C of Exhibit B are hereby amended in their entirety to read as follows:

“a)        Subject to 1(b) below, OUTSOURCER shall survey a sample of Patients semi-annually (survey to be developed by the Parties prior to the Effective Date).  The first semi-annual survey shall be conducted in April, 2004 and every 6 months thereafter.  The survey may have a section relating to the evaluation of CLIENT’s business practices and shall have a section related to the evaluation of OUTSOURCER’s Services.  Such survey shall be scored from 1 (lowest) to 6 (highest) in tenth of point increments.  Patient responses shall be directed to:

VP of OfficeCare
dj Orthopedics, LLC
2985 Scott Street
Vista, CA  92083-8339

b)             OUTSOURCER shall conduct a baseline Patient survey within the 1 month period after the Effective Date.  For such baseline survey, OUTSOURCER shall survey

5% of the Patient population for the preceding 12-month period.  Scores on the OUTSOURCER’s Services component of the baseline survey shall be used as a baseline Patient satisfaction score.  The survey size for any  follow-up semi-annual surveys shall be initially set up at 3% of the annual Patient population.  OUTSOURCER shall monitor the number of returned surveys and increase (from 3% to up to 5%) or decrease the sample size in order to receive approximately 1,000 responses; however, the maximum sample size shall be limited to 5% of the total Patient population for the preceding 12 months.

i)                 In all cases OUTSOURCER shall review survey results for the OUTSOURCER’s Services section of the survey to:

(1)          Investigate any decline in OUTSOURCER performance.

(2)          Develop an action plan to improve OfficeCare and Insurance Business Patient satisfaction score.

(3)          Report action plan and implementation schedule to CLIENT Contract Executive within 30 days of survey results.

ii)              In all cases OUTSOURCER and CLIENT shall work together using commercially reasonable efforts after each sampling to increase Patient response rate.”

17.                               Exhibit B, Section C

Item 2b of Section C of Exhibit B is hereby amended in its entirety to read as follows:

“b) OUTSOURCER shall conduct a baseline survey for the OfficeCare sales representatives (i) before the Effective Date and (ii) within one month after the date which is twelve months after the Effective Date.  Scores for the OUTSOURCER’s Services section of such baseline surveys shall be used as the baseline OfficeCare sales representative satisfaction score for the next OfficeCare sales representative survey, which shall be conducted 6 months after the second baseline survey and thereafter conducted semi-annually.  Each subsequent survey result shall become the baseline for the next semi-annual survey.

i)                 During the semi-annual surveys after the 2 initial baseline surveys, if the aggregate OfficeCare sales representative satisfaction score, on the OUTSOURCER’s Services section of the survey, is less than the baseline aggregate OfficeCare sales representative satisfaction score, OUTSOURCER shall:

(1)          Investigate decline in performance.

(2)          Develop an action plan to improve OfficeCare sales representative satisfaction score.

(3)          Report action plan and implementation schedule to CLIENT Contract Executive within 30 days of survey results.

(4)          For any OfficeCare sales representatives who score OUTSOURCER as less than three (3), on the OUTSOURCER’s Services section of the survey, OUTSOURCER will:

(a)          Contact OfficeCare sales representative by phone.

(b)         Understand the nature of the complaint.

(c)          Develop an action plan to resolve the problem.”

18.                               Exhibit B, Section C

Item 2e of Section C of Exhibit B is hereby amended in its entirety to read as follows:

“e)  OUTSOURCER shall conduct a baseline survey for the Insurance Business sales representatives (i) before the Effective Date and (ii) within one month after the date which is twelve months after the Effective Date.  Scores for the OUTSOURCER’s Services section of such baseline surveys shall be used as the baseline Insurance Business sales representative satisfaction score for the next Insurance Business sales representative survey, which shall be conducted 6 months after the second baseline survey and thereafter conducted semi-annually.  Each subsequent survey result shall become the baseline for the next semi-annual survey.

i)                 During the semi-annual surveys after the 2 initial baseline surveys, if the aggregate Insurance Business sales representative satisfaction score, on the OUTSOURCER’s Services section of the survey, is less than the aggregate baseline Insurance Business sales representative satisfaction score, OUTSOURCER shall:

(1)          Investigate decline in performance.

(2)          Develop an action plan to improve Insurance Business sales representative satisfaction score.

(3)          Report action plan and implementation schedule to CLIENT Contract Executive within 30 days of survey results.

(4)          For any Insurance Business sales representatives who score OUTSOURCER as less than three (3), OUTSOURCER will:

(a)          Contact such Insurance Business sales representative by phone.

(b)         Understand the nature of the complaint.

(c)          Develop an action plan to resolve the problem.”

Items 3(a)(i)(1), 3(b)(i)(1), and 3(b)(iii) of Section C of Exhibit B are hereby deleted in their entirety.

19.                               Exhibit B, Section E

Item 1(a)(i)(3) of Section E of Exhibit B is hereby amended to read in its entirety as follows:

“3) If system outage is discovered by CLIENT, CLIENT shall use the following escalation plan to notify OUTSOURCER of the downtime:

(a)          Call to OUTSOURCER help desk at 866-671-3955

(b)         Call to Chris Chinni                                         c: 908-581-5488

(c)          Call Bruce Blair                                                               c: 908 304 4265

or to such other numbers as designated in writing by OUTSOURCER Contract Executive from time to time.”

20.                               Exhibit C

Exhibit C is hereby amended in its entirety to read as follows:

“1)        No later than December first of each year, the Parties will agree on a projected monthly headcount and costs (the “Target Operations and Costs”) for OUTSOURCER to carry out the requirements of the Agreement during the next calendar year. Current Target Operations and Costs are incorporated herewith as Exhibit 1.

2)              From October 1, 2003 through December 31, 2003, OUTSOURCER’s fees shall be equal to its actual costs of providing the Services described in the Agreement, as amended herewith. OUTSOURCER costs shall include those at OUTSOURCER and at CLIENT Service Locations, as well as required travel between locations

3)              Starting on January 1, 2004 and until the termination of the Agreement, as amended herewith, OUTSOURCER fees shall be determined by adding a 10% Service Fee to the OUTSOURCER’s actual costs of providing the Services described in the Agreement, as amended herewith. OUTSOURCER costs shall include those at OUTSOURCER and at CLIENT Service Locations, as well as required travel between locations.

4)              No later than the 5th day of each month, OUTSOURCER will submit an invoice to CLIENT detailing total estimated costs for the prior month plus the 10% Service Fee (the Estimated Fees). On or about the 30th day of each month, OUTSOURCER will provide CLIENT with the actual costs for the prior month, as well as a final invoice (based on actual costs) for the prior month (the Final Fees). Any difference between Estimated and Final Fees shall be added or netted out of OUTSOURCER’s next invoice to CLIENT.

5)              For the month of October 2003 only, OUTSOURCER shall deduct $ 75,000 (seventy five thousand Dollars) from the Fees computed under the methodology outlined in 2) above. The amount deducted is what completes OUTSOURCER’s planned loss of $ 1.695 million for 2003.

6)              OUTSOURCER shall submit a written justification to CLIENT each time the cumulative difference for a quarter, between actual and Target Operations and Costs, is greater than 5%.

7)              OUTSOURCER and CLIENT shall meet prior to the end of each calendar quarter to review the Target Operations and Costs for the remainder of the calendar year and, if necessary, adjust these. Changes to Target Operations and Costs can include but not be limited to staffing (number and type of FTEs, management/employee ratios, etc) and non-staffing costs.

8)              The Parties shall work together to develop, by November 30, 2003, an incentive system for the OUTSOURCER’s staff that provides the Services.

9)              With the exception of item 7 above, OUTSOURCER staff that provides the Services shall be under the same human resource policies that OUTSOURCER utilizes for its other clients. These policies shall include, but not be limited to, salary ranges, seniority, performance review process, promotions, benefits, vacations, raises, etc. OUTSOURCER shall seek approval from CLIENT prior to granting salary increases greater than 4% per year for the employees performing the Services; CLIENT’s approval shall not be unreasonably withheld.

10)        OUTSOURCER monthly invoices shall include the following information:

•                  FTE’s who provide the Services, by function (i.e.: cash application, CSR, analyst, etc.)

•                  A/R worked for each project below (month and year to date dollars and touches)

•                  Dates of Entry prior to or equal to 12/1/02

•                  Dates of Entry between 12/1/02 and 6/30/03

•                  Dates on Entry on or after 7/1/03 and prior to 10/1/03

•                  A comparison between actual and planned collection rate by each one of the three projects above. Planned collection rates are presented on Exhibit 2 and 3.

•                  Detailed timecards listing projects and hours spent for the individuals mentioned in section 6.2(b)

11)        OUTSOURCER costs shall include:

a)              Staff salaries and benefits

b)             Per diem staff (as required)

c)              Subcontractors

d)             Production and distribution (OUTSOURCER’S cost to print and mail hard copy invoices and letters to patients and payers)

e)              Travel and lodging in connection with the Services (for OUTSOURCER’s management and staff)

f)                Telecommunications

g)             Desktop support for OUTSOURCER’s and CLIENT’s staff who perform the Services (Creditek’s actual quarterly costs to maintain its network, terminals and systems, divided by the average number of terminals in operation for the quarter. These shall include such expenses as staff, hardware and software)

h)             IT maintenance fees in connection with the Services (actual license fees paid to Medical Manager, plus 50% of the database licensing fees (Oracle) paid for the MaxPro application)

i)                 IT team (salaries and benefits for the staff referenced on Section 6.2.3 of this Amendment)

j)                 Medical Manager licenses in connection with the Services (the one time, per user license paid to Medical Manager to increase the number of users beyond the 85 currently available)

k)              Wilkes-Barre overhead (includes prorated cost of space, utilities, maintenance, security, plus the salary and benefits costs, through December 31, 2004, of: 10% of Chris Chinni, 100% of Lise Goldstein’s, 10% of a receptionist and 100% of Shelly Weiss)

l)                 Computer supplies in connection with the Services

m)           Office supplies in connection with the Services

n)             Recruiting/temporary agencies and related advertising expenses in connection with the Services

o)             Forms (for September 2003 only)

7)              OUTSOURCER shall maintain a timecard or equivalent monitoring system to record the hours devoted by the entire staff that provides the Services, including the individuals listed on 6.2(b) above

8)              OUTSOURCER’s invoices and Target Operations and Costs schedules shall follow CLIENTS manufacturing calendar

9)              OUTSOURCER agrees to use best efforts to either continue to improve MaxPro or to replace it by a system that provides equivalent or better functionality

10)        OUTSOURCER shall follow the operational standards presented on Exhibit 4”

21.                               Exhibit E

Exhibit E is hereby deleted in its entirety.

IN WITNESS WHEREOF, the parties have hereunto executed this Amendment as of the first date above mentioned.

Creditek MediFinancial, Inc.	dj Orthopedics, LLC

By	By
Name:	Name:
Title:	Title:

By
Name:
Title:

Exhibit 1

Staffing Levels for Oct-Dec 2003 and for 2004

Oct	Nov	Dec	Jan	Feb	Mar	Apr	Ongoing

1.5	1.5	1.5	1.5	1.5	1.5	1.5	1.5
2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0
8.0	7.0	6.0	5.0	5.0	5.0	5.0	3.0
3.0	3.0	3.0	3.0	3.0	3.0	3.0	2.0
6.0	6.0	6.0	6.0	6.0	4.0	4.0	4.0
10.0	10.0	10.0	10.0	10.0	10.0	10.0	7.0
2.0	1.0
17.0	32.0	46.0	47.0	47.0	38.0	20.0	10.0
52.5	65.5	77.5	77.5	77.5	66.5	48.5	32.5

Profit and Loss Statement

Revenue ($/1000)	Jan-Aug’03	Sept	Oct	Nov	Dec’03	Sept-Dec’03	2003	2004	2005	2006

Total Revenue	$1,074.90	$162.83	$229.76	$280.79	$310.52	$983.90	$2,058.80	$2,993.16	$2,393.58	$2,334.54

Expenses

Salaries
WB		93.93	97.65	121.83	144.15			1,073.82	830.10	850.86
Vista		62.65	56.13	11.52	11.52			—	—	—
Total Salaries		156.58	153.77	133.35	155.67			1,073.82	830.10	850.86
Fringe @ 22%		34.45	33.83	29.34	34.25			236.24	182.62	187.19
Total Salaries & Benefits	$1,555.02	$191.03	$187.61	$162.68	$189.91	$731.23	$2,286.25	$1,310.06	$1,012.73	$1,038.04

Subcontractors	120.02	5.00	5.00	5.00	5.00	20.00	140.02	21.00	—	—
Production/Distribution	164.60	34.00	32.50	32.50	32.50	131.50	296.10	441.84	441.84	441.84
Travel & Lodging	38.39	3.00	3.00	1.25	1.25	8.50	46.89	15.00	15.00	15.38
Bank Charges	42.30	6.02	—	—	—	6.02	48.32	—
Telco (Set-Up Fees)	16.90	—	—	—	—	—	16.90	—	—	—
Telecommunications	41.95	5.24	5.24	5.24	5.24	20.98	62.93	41.67	42.71	43.78
Desktop support	60.00	6.29	6.46	7.54	8.54	28.83	88.83	79.13	67.42	69.11
IT maintenance fees	26.67	3.33	3.33	3.33	3.33	13.33	40.00	40.00	41.00	42.03
IT Team	188.20	29.60	29.60	29.60	29.60	118.40	306.60	362.30	189.32	97.03
MM licenses	42.50	—	—	—	—	—	42.50	27.00	—	—
W/B overhead	162.83	21.77	22.02	23.64	25.14	92.56	255.39	261.23	247.24	253.42
Computer Supplies	19.73	2.00	2.00	2.00	2.00	8.00	27.73	27.46	28.14	28.85
0ffice Supplies	18.77	6.00	6.00	6.00	6.00	24.00	42.77	82.37	84.43	86.54
Recruiting/Temp/Adv	11.41	2.00	2.00	2.00	2.00	8.00	19.41	12.00	6.15	6.30
Forms		15.00				15.00
Rent to dj Ortho	12.00	1.50		—	—	1.50	13.50	—	—	—
Total Other Operating Exp	966.26	140.76	117.15	118.11	120.61	496.63	1,462.89	1,410.99	1,163.26	1,084.27

Total Expenses	2,521.27	331.79	304.76	280.79	310.52	1,227.86	3,749.13	2,721.05	2,175.98	2,122.31

Total Contribution	$(1,446.37)	$(168.96)	$(75.00)	$—	$—	$(243.96)	$(1,690.34)	$272.11	$217.60	$212.23

Exhibit 2

Collection Expectations by Backlog Project by Month

OfficeCare Collections	Oct	Nov	Dec	Oct-Dec'03	Jan'04	Feb	Mar	Apr	May	June	July

Dates of Entry on/after 10/1/03	$97	$699	$1,009	$1,805	$1,389	$1,280	$1,425	$1,963	$1,570	$1,570		$1,963
Dates of Entry after 12/1/02, before 10/1/03	$1,495	$797	$760	$3,053	$1,087	$1,087	$1,087	$1,268	$435	$—		$—
Dates of Entry prior to 12/1/02	$91	$80	$95	$267	$137	$132	$132	$91	$37	$—	$
	$1,684	$1,576	$1,865	$5,124	$2,613	$2,499	$2,644	$3,322	$2,042	$1,570		$1,963

	Aug'04	Sep	Oct	Nov	Dec	2004

Dates of Entry on/after 10/1/03	$1,570	$1,570	$1,963	$1,570	$1,570	$19,406
Dates of Entry after 12/1/02, before 10/1/03						4,964
Dates of Entry prior to 12/1/02						528
	$1,570	$1,570	$1,963	$1,570	$1,570	$24,898

Insurance Collections	Oct	Nov	Dec	Oct-Dec'03	Jan'04	Feb	Mar	Apr	May	June	July

Dates of Entry on/after 10/1/03	$31	$221	$319	$570	$439	$404	$450	$620	$496	$496	$620
Dates of Entry after 12/1/02, before 10/1/03	$472	$252	$240	$964	$343	$343	$343	$400	$137	$—	$—
Dates of Entry prior to 12/1/02	$20	$18	$21	$59	$30	$29	$29	$20	$8	$—	$—
	$523	$490	$580	$1,593	$812	$776	$822	$1,040	$641	$496	$620

	Aug'04	Sep	Oct	Nov	Dec	2004

Dates of Entry on/after 10/1/03	$496	$496	$620	$496	$496	$6,128
Dates of Entry after 12/1/02, before 10/1/03						1,567
Dates of Entry prior to 12/1/02						116
	$496	$496	$620	$496	$496	$7,812

Exhibit 3

Collection Expectations by Backlog Project by Receivable Bucket

Self Pay - Old	<30	31-60	61-90	91-120	121-150	151-180	181-270	271-365	366-546	547-730
12/1/02 prior A/R	$116	$0	$0	$25	$391	$0	$74	$356,891	$1,076,038	$810,625
est. # of accts	0	0	1	1	0	0	1	2455	6,622	6,384
Est. # of accts to touch	0	0	0	0	0	0	0	982	2,649	2,554
Est. Collection %	50%	0%	50%	50%	50%	0%	50%	30%	20%	10%
Est Collection $	$58	$0	$0	$13	$196	$0	$37	$107,067	$215,208	$81,063

Billing Project -Old
12/1/02 prior A/R	$0	$0	$0	$0	$0	$0	$1,510	$1,397,436	$1,819,726	$585,002
est. # of accts	—	—	—	—	—	—	2	11,305	15,725	6,519
Est. # of accts to touch							1	5,653	7,863	978
Est. Collection %	0%	0%	0%	0%	0%	0%	50%	20%	10%	10%
Est Collection $	$0	$0	$0	$0	$0	$0	$755	$279,487	$181,973	$58,500

Self Pay - Mid	<30	31-60	61-90	91-120	121-150	151-180	181-270	271-365	366-546	547-730
12/2/02 -6/30/03 A/R	$0	$96	$115	$586,451	$524,388	$485,122	$1,308,875	$230,388	$0	$0
est. # of accts	0	1	1	6203	5426	4776	12156	1608	0	0
Est. # of accts to touch	0	0	0	2481	2170	1910	4862	643	0	0
Est. Collection %	0%	80%	80%	80%	70%	60%	50%	30%	0%	0%
Est Collection $	$0	$77	$92	$469,161	$367,072	$291,073	$654,438	$69,116	$0	$0

Billing Project -Mid
12/2/02 -6/30/03 A/R	$1,150	$0	$0	$1,250,271	$1,287,237	$1,388,708	$3,514,611	$867,563	$0	$0
est. # of accts	1	0	—	7,328	7,614	8,656	23,561	6,792	0	0
Est. # of accts to touch	1	0	—	5,130	6,091	6,925	21,205	6,113	0	0
Est. Collection %	60%	0%	61%	61%	58%	55%	45%	35%	0%	0%
Est Collection $	$695	$0	$0	$765,541	$748,766	$765,275	$1,581,575	$303,647	$0	$0

Self Pay - New	<30	31-60	61-90	91-120	121-150	151-180	181-270	271-365	366-546	547-730
7/1/2003 +	$209,220	$482,071	$658,968	$86,350	$6,373	$2,845	$2,272	$805	$793	$0
est. # of accts	2949	6121	7703	949	91	34	38	4	5	—
Est. # of accts to touch	295	1224	3081	380	36	14	15	2	2	0
Est. Collection %	80%	80%	80%	70%	60%	50%	40%	30%	20%	10%
Est Collection $	$167,376	$385,657	$527,174	$60,445	$3,824	$1,423	$909	$242	$159	$0

Billing Project -New
7/1/2003 +	$1,979,182	$2,461,546	$1,713,652	$210,108	$36,280	$14,678	$14,823	$2,146	$2,261	$122
est. # of accts	8,893	12,808	9,638	1,243	225	94	93	15	13	2
Est. # of accts to touch	3557	6,404	4,819	870	180	75	84	14	7	1
Est. Collection %	57%	57%	57%	57%	55%	52%	43%	31%	24%	13%
Est Collection $	$1,129,717	$1,405,050	$978,153	$119,930	$19,993	$7,639	$6,353	$657	$554	$16

Summary Analysis (9/29/03 A/R)	Total Open Bal
Total Est Col
Total open Est Col %

Total accts to work

Est “old”Collections	$985,203
Est “mid” Collections(*)	$5,866,528
Est “new”Collections(*)	$4,665,353
Total estimate for 9/29/03 A/	$11,517,084

(*) reduced by a total of $300K to account for unapplied cash

Exhibit 4:  CREDITEK OPERATIONAL STANDARDS

Creditek Standard

Cash Application

•                  If EOB identifies Patient Responsible that appears normal, Cash App sends to MaxPro for letter series

Collection Agency

•                  Once Account has completed all Insurance and Self Pay steps, file is generated and sent to Collections

•                  No follow-up after Account sent to collections

Paper Claims

•                  Regular Mail

CSR Patient Response

•                  Immediate for: Pay Plan, Credit Card Pay, or general info or any sales consultant or distributor call

•                  <48 hour average response time for other outbound calls

Denial Appeals

•                  No appeal if EOB = Deductible Applied, Max Ben Reached, Not eligible DOS

•                  Appealed if EOB = Non cov service, etc

REP/Carrier Complaint

•                  Mary G & Sherry P handle

Analyst FTE Assumptions

•                  30% Accounts require touches @ 12 minutes to resolve = 10 analysts

Actions

•                  Standard OK.  Lise audit Cash App group regularly to achieve <1.5% target error rate (eg no more than 1.5 errors/100 accounts posted)

•                  Standard OK.  Lise audit and djOrtho to approve all transfers

•                  Collect Data.  Lise report FTE requirements

•                  Standard = Notarize/Certify for batches of 10 or more claims/week

•                  Standard OK.  Lise to provide target date to achieve CSR standard

•                  Standard OK.  Controlled by Denial Instruction Procedures

•                  Standard OK

•                  Standard OK

•                  Standard OK.  Lise report quarterly on 30% and 12 minute assumptions